Exhibit 5

                   [LUSE GORMAN POMERENK & SCHICK LETTERHEAD]
(202) 274-2000



                                  May 23, 2006

ES Bancshares, Inc.
68 North Plank Road
Newburgh, New York 12550

Ladies and Gentlemen:

We have acted as special counsel to ES Bancshares, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, by the Company of 2,239,127 shares of common stock, par value $0.01 per share (the "Shares"), 329,950, warrants to purchase 329,950 shares of common stock and 190,000(the "Common Stock Warrants") and organizer warrants to purchase 190,000 shares of common stock (collectively the "Shares")(the "Organizer Warrants"), of the Company and the related preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement").

We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion that (i) the Shares to be issued by the Company have been duly authorized and, when issued as contemplated in the Registration Statement and, the Agreement and Plan of Share Exchange by and between Empire State Bank, N.A. and ES Bancshares, Inc. ("Plan of Exchange"), the Common Stock Warrants and the Organizer Warrants will be validly issued and outstanding, fully paid and non-assessable and (ii) the Common Stock Warrants and Organizer Warrants have been duly authorized and, when issued as contemplated on the Registration Statement and the Plan of Exchange, will be valid obligations of the Company fully enforceable in accordance with their terms.

In rendering the opinions set forth above, we have not passed upon and do not purport to pass upon the application of securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Opinions" in the Proxy Statement/Prospectus that is part of such Registration Statement.

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ES Bancshares, Inc.
May 23, 2006
Page 2

                                         Very truly yours,

                                         /s/ Luse Gorman Pomerenk & Schick, P.C.

                                         LUSE GORMAN POMERENK & SCHICK
                                         A Professional Corporation